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                                                                    EXHIBIT 23.8



                                LEHMAN BROTHERS



                                                                 29 January 1999



Board of Directors


Esprit Telecom Group plc


Minerva House


Valpy Street


Reading RGI 1AR



PROPOSED RECOMMENDED OFFER BY GLOBAL TELESYSTEMS GROUP, INC. TO THE SHAREHOLDERS OF ESPRIT TELECOM GROUP PLC TO ACQUIRE THE ENTIRE COMMON STOCK OF ESPRIT TELECOM PLC



Members of the Board:



We hereby confirm that we have give, and have not withdrawn, our consent to the issue of the Form S-4 with references to our name in the form and context in which it appears.



Yours faithfully,



LEHMAN BROTHERS INTERNATIONAL (EUROPE)



By:      /s/ BRIAN ROBERTSON

    --------------------------------

    Executive Director



                     LEHMAN BROTHERS INTERNATIONAL (EUROPE)


 ONE BROADGATE  LONDON EC2M 7HA  TELEPHONE 0171 601 0011  TELEX 888881 LEHMAN G


               Regulated by the Securities and Futures Authority


  Member of the London Stock Exchange and the International Securities Market
                                  Association


             Registered in England No 2538254 at the above address